 Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form 20-F (Registration Nos. 333-164940) of Scorpio Tankers Inc. of our report dated March 23, 2012 relating to the consolidated financial statements and effectiveness of internal control over financial reporting of Scorpio Tankers Inc, which appear in this Annual Report on Form 20-F for the year ended December 31, 2011.

/s/ Deloitte LLP

London, United Kingdom

Date: March 23, 2012